EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No 333-06435, No. 333-105219, No. 333-132767, No. 333-132768 and Post-Effective Amendment No. 1 to 333-132768 on Form S-8 of Lee Enterprises, Incorporated and Subsidiaries of our report dated November 6, 2009, relating to our audit of the consolidated financial statements of Madison Newspapers, Inc. and Subsidiary, which appears in this Annual Report on Form 10-K for the year ended September 27, 2009.

/s/ McGladrey & Pullen LLP

Madison, Wisconsin

December 11, 2009